                            SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

[ ]   Revised proxy soliciting materials-definitive


                       First Virtual Holdings Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


--------------------------------------------------------------------------------
     (Name of person(s) filing proxy statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)    Title of each class of securities to which transaction
            applies:  N/A
     (2)    Aggregate number of securities to which transaction applies:  N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :  N/A
     (4)    Proposed maximum aggregate value of transaction:  N/A
     (5)    Total fee paid:         N/A
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)     Amount Previously Paid:  N/A
    (2)     Form, Schedule, or Registration Statement No.:  N/A
    (3)     Filing Party:  N/A
    (4)     Date Filed: N/A

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                        11975 EL CAMINO REAL, SUITE 300
                          SAN DIEGO, CALIFORNIA 92130
                            ------------------------

                                 JUNE 12, 1998

To the Stockholders of First Virtual Holdings Incorporated:

     On behalf of First Virtual Holdings Incorporated (the "Company"), attached is a supplement dated June 12, 1998 (the "Supplement") to the Company's Proxy Statement dated June 4, 1998 (the "Proxy Statement"), relating to the Company's 1998 Annual Meeting of Stockholders. As a result of developments since the time of the mailing of the Proxy Statement, the Supplement reflects changes in the proposal set forth in the proxy statement to approve the issuance and sale of shares of Common Stock of the Company to SOFTBANK Holdings, Inc. and SOFTBANK Technology Ventures IV L.P. (together, "SOFTBANK"). The changes reflect the fact that the Company has agreed to sell an increased number of shares of Common Stock to SOFTBANK. The other material provisions of the Proxy Statement, as well as the date, time and place for the 1998 Annual Meeting of Stockholders, remain unchanged.

     A new proxy card is included with the Supplement. The proxy card relates to all matters set forth in the Proxy Statement as amended by the Supplement. IF YOU HAVE ALREADY RETURNED YOUR PROXY CARD, AND YOU WISH TO CHANGE YOUR VOTE ON ANY PROPOSAL, YOU MUST RETURN THE ENCLOSED PROXY CARD, OR VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING OF STOCKHOLDERS. If you do not sign, date and return a new proxy card or vote in person at the Annual Meeting, your shares will be voted in the manner indicated in any proxy card previously submitted. If you have any questions regarding the Supplement or the enclosed proxy card, please contact Beth Mayfield, Director of Corporate Affairs, at (619) 350-3507.

     The enclosed Supplement should be read in conjunction with the Proxy Statement. Please give this information careful attention. Your prompt cooperation will be greatly appreciated.

                                          By Order of the Board of Directors

                                          Lewis Silverberg
                                          Secretary

San Diego, California
June 12, 1998

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                        11975 EL CAMINO REAL, SUITE 300
                          SAN DIEGO, CALIFORNIA 92130
                            ------------------------

                                   SUPPLEMENT
                             TO THE PROXY STATEMENT
                               DATED JUNE 4, 1998
                            ------------------------

                                 JUNE 12, 1998

     The following information (the "Supplement") supplements the Proxy Statement dated June 4, 1998 (the "Proxy Statement") of First Virtual Holdings Incorporated, a Delaware corporation (the "Company"). This Supplement reflects changes in the proposal set forth in the Proxy Statement to approve the issuance and sale of shares of Common Stock of the Company to SOFTBANK Holdings, Inc. ("SOFTBANK Holdings") and SOFTBANK Technology Ventures IV L.P. ("SOFTBANK Technology" and, together with SOFTBANK Holdings, "SOFTBANK"). The changes reflect the fact that the Company has agreed to sell an increased number of shares of Common Stock to SOFTBANK.

     This Supplement should be read in conjunction with the information contained in the Proxy Statement. This Supplement is being mailed on or about June 12, 1998 to stockholders of record as of April 30, 1998.

                            AMENDMENT TO PROPOSAL 1

                      RATIFICATION OF SALE OF COMMON STOCK

BACKGROUND AND REASONS FOR AMENDMENT OF PROPOSAL

     Pursuant to Proposal 1 of the Proxy Statement, the stockholders were asked to consider and approve the issuance and sale of an aggregate of up to 10,000,000 shares of the Company's Common Stock, par value $0.001 (the "Shares") pursuant to a Purchase Agreement dated April 30, 1998 (the "Original Purchase Agreement"), by and between the Company and SOFTBANK and the issuance by the Company of up to an additional 8,657,880 shares of Common Stock pursuant to a Conversion Agreement, dated April 30, 1998, between the Company and SOFTBANK.

     On June 10, 1998, the Company entered into a supplementary Purchase Agreement (the "Supplementary Purchase Agreement") with SOFTBANK. The Supplementary Purchase Agreement provides for the sale of an additional 625,000 Shares (the "Additional Shares") to SOFTBANK for an aggregate purchase price of $750,000. The purpose of the additional sale of shares pursuant to the Supplementary Purchase Agreement is to help ensure that the Company will continue to meet the requirements of The Nasdaq Stock Market, Inc. for continued listing on the Nasdaq National Market. The Nasdaq Stock Market has required that the Company maintain a net equity position of at least $5 million. Accordingly, this Supplement amends Proposal 1 of the Proxy Statement to include consideration and approval of the sale and issuance of the Additional Shares.

SUPPLEMENTARY PURCHASE AGREEMENT

     The Supplementary Purchase Agreement provides for the issuance and sale of 312,500 shares of Common Stock to each of SOFTBANK Holdings and SOFTBANK Technology at a price of $1.20 per share. The aggregate purchase price of $750,000 will be paid in cash. The issuance and sale of the Additional Shares, if approved by the stockholders, is expected to close concurrently with the closing of the Shares to be sold pursuant to the original Purchase Agreement. SOFTBANK may delegate the right to purchase a portion of the Additional Shares to one or more third parties.

     The closing of the sale of the Additional Shares is contingent on satisfaction of several conditions, including approval by the Company's stockholders at the Annual Meeting of the issuance and sale of the Additional Shares, the consummation of the transactions contemplated by the Original Purchase Agreement and the Related Agreements (as described in the Proxy Statement) and other customary conditions to closing.

     The Supplementary Purchase Agreement and the transactions contemplated thereby may be abandoned at any time prior to the closing (a) by mutual consent of the Company and SOFTBANK, (b) by the Company or SOFTBANK if (i) the transactions contemplated by the Supplementary Purchase Agreement are not consummated prior to July 15, 1998, or (ii) the stockholders of the Company fail to approve this proposal at the Annual Meeting, or (iii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Supplementary Purchase Agreement and such order, decree, ruling or other action has become final and non-appealable; provided, that the party seeking to terminate the Supplementary Purchase Agreement pursuant to the foregoing clause
(iii) has used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to the foregoing clause (i), that the terminating party has not breached in any material respect its obligations under the Supplementary Purchase Agreement in any manner that shall have substantially contributed to the failure to consummate the transactions contemplated by the Supplementary Purchase Agreement by July 15, 1998, or (c) upon termination of the Original Purchase Agreement.

     The material terms of the of the Supplementary Purchase Agreement are otherwise similar to those of the Original Purchase Agreement, as described in the Proxy Statement. The full text of the Original Purchase Agreement is set forth in the Annex 1 to the Proxy Statement. If you require additional copies of the Proxy Statement, please contact Beth Mayfield, Director of Corporate Affairs, at (619) 350-3507.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ISSUANCE AND SALE OF COMMON STOCK PURSUANT TO THE SUPPLEMENTARY PURCHASE AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL, AS AMENDED.

     Except as described above, there are no other changes to Proposal 1 contained on pages 2 through 8 of the Proxy Statement, or in any other proposal contained in the Proxy Statement.

     IN THE EVENT YOU HAVE SUBMITTED A PROXY AND DO NOT WISH TO CHANGE ANY VOTE SET FORTH THEREIN, YOU NEED NOT TAKE ANY FURTHER ACTION. IT IS IMPORTANT, IF YOU WISH TO CHANGE ANY PRIOR VOTE OR HAVE NOT YET VOTED, THAT YOU RETURN YOUR SIGNED PROXY PROMPTLY. TO CHANGE YOUR VOTE OR TO SUBMIT YOUR VOTE FOR THE FIRST TIME, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 23, 1998


     The undersigned stockholder of First Virtual Holdings Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 4, 1998 and hereby appoints Lee Stein and Keith Kendrick, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of First Virtual Holdings Incorporated to be held on June 23, 1998 at 9:00 a.m. local time, at the San Diego/Del Mar Hilton, 15575 Jimmy Durante Blvd., Del Mar, California 92104, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

                                                                SEE REVERSE SIDE

    Please mark your
[x] votes as in this
    example


1. To elect two Class II directors and one Class III director to serve for the applicable remaining terms and until their successors are duly elected and qualified.
                          [ ]  FOR      [ ]  WITHHOLD

               Nominees:    Ronald D. Fisher
                            Gary E. Rieschel
                            Bradley A. Feld

     For all nominees except those listed below:

     ---------------------------------------------------------------------------

2. To ratify and approve the issuance, pursuant to the Purchase Agreements dated April 30, 1998 and July 10, 1998 by and among the Company and Softbank Technology Ventures IV L.P., a Delaware limited partnership, and Softbank Holdings Inc., a Delaware corporation, of up to 19,282,880 shares of the Company's Common Stock.

                                       FOR     AGAINST     ABSTAIN
                                       [ ]       [ ]         [ ]

3. To approve an amendment to the Company's Certificate of Incorporation to eliminate the classification of the Company's Board of Directors such that each director will stand for election annually.

                                       FOR     AGAINST     ABSTAIN
                                       [ ]       [ ]         [ ]

4. To ratify and approve the issuance, pursuant to Private Placement Purchase Agreements dated October 14, 1997 by and among the Company and certain investors and the issuance, of 1,000 shares of the Company's Series A Preferred Stock, Warrants to purchase 850,000 shares of the Company's Common Stock and the shares of Common Stock issuable upon conversion or exercise thereof.
                                       FOR     AGAINST     ABSTAIN
                                       [ ]       [ ]         [ ]


5. To amend the Company's 1995 Stock Option Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares to an aggregate of 4,000,000 shares.


                    FOR            AGAINST             ABSTAIN
                    [ ]              [ ]                 [ ]


6. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

                    FOR            AGAINST             ABSTAIN
                    [ ]              [ ]                 [ ]


and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE AMENDMENT PROPOSALS SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


Signature(s)                                      Dated:                  , 1998
            ------------------------------------        ------------------


(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)